Testing the Waters Materials Related to Series #DOOD6778

From the Rally App:

#DOOD6778

HOLOGRAPHIC MOHAWK DOODLE #6778 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $30,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#DOOD6778 | $30K

SIMILAR ASSET SALES   TRADING ON RALLY

Prices are not adjusted for inflation

1M 3M 6M 1Y **ALL**

+526.7%
COMPARABLE ASSET VALUE CHANGE SINCE 10/17/2021

53
TRANSACTIONS SINCE 10/17/2021

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source / Sale Venue
Doodle #1997	10/17/2021	$5,292.12	OpenSea.io Marketplace
Doodle #2854	10/17/2021	$5,269.11	OpenSea.io Marketplace
Doodle #2776	10/17/2021	$5,177.08	OpenSea.io Marketplace
Doodle #2635	10/17/2021	$5,177.08	OpenSea.io Marketplace
Doodle #5034	10/17/2021	$5,176.69	OpenSea.io Marketplace
Doodle #5346	10/17/2021	$4,908.64	OpenSea.io Marketplace
Doodle #4231	10/17/2021	$4,601.85	OpenSea.io Marketplace
Doodle #2199	10/17/2021	$4,601.46	OpenSea.io Marketplace
Doodle #1997	10/17/2021	$4,594.18	OpenSea.io Marketplace

Doodle #3062	10/17/2021	$4,486.80	OpenSea.io Marketplace
Doodle #3944	10/17/2021	$4,482.97	OpenSea.io Marketplace
Doodle #3944	10/17/2021	$3,796.52	OpenSea.io Marketplace
Doodle #7177	10/18/2021	$11,409.55	OpenSea.io Marketplace
Doodle #3822	10/18/2021	$7,606.37	OpenSea.io Marketplace
Doodle #9951	10/18/2021	$7,606.37	OpenSea.io Marketplace
Doodle #2199	10/18/2021	$7,551.37	OpenSea.io Marketplace
Doodle #7322	10/18/2021	$7,226.05	OpenSea.io Marketplace
Doodle #7222	10/18/2021	$6,085.09	OpenSea.io Marketplace
Doodle #1944	10/18/2021	$5,915.85	OpenSea.io Marketplace
Doodle #2854	10/18/2021	$5,704.77	OpenSea.io Marketplace
Doodle #6778	10/18/2021	$5,704.77	OpenSea.io Marketplace
Doodle #8384	10/18/2021	$5,704.77	OpenSea.io Marketplace
Doodle #9951	10/18/2021	$5,704.77	OpenSea.io Marketplace
Doodle #7905	10/18/2021	$5,514.61	OpenSea.io Marketplace
Doodle #7975	10/18/2021	$5,476.58	OpenSea.io Marketplace
Doodle #7981	10/18/2021	$5,324.46	OpenSea.io Marketplace
Doodle #7322	10/18/2021	$5,324.46	OpenSea.io Marketplace
Doodle #7222	10/18/2021	$5,282.62	OpenSea.io Marketplace
Doodle #8492	10/18/2021	$5,130.49	OpenSea.io Marketplace
Doodle #2776	10/18/2021	$5,113.07	OpenSea.io Marketplace
Doodle #8622	10/18/2021	$4,944.14	OpenSea.io Marketplace
Doodle #4688	10/18/2021	$4,850.16	OpenSea.io Marketplace
Doodle #3062	10/18/2021	$4,492.44	OpenSea.io Marketplace
Doodle #6339	10/18/2021	$4,484.82	OpenSea.io Marketplace
Doodle #6069	10/18/2021	$4,373.66	OpenSea.io Marketplace
Doodle #6809	10/18/2021	$4,107.44	OpenSea.io Marketplace
Doodle #6376	10/18/2021	$4,104.92	OpenSea.io Marketplace
Doodle #7981	10/18/2021	$3,879.25	OpenSea.io Marketplace
Doodle #6981	10/18/2021	$3,803.18	OpenSea.io Marketplace
Doodle #4688	10/18/2021	$3,765.15	OpenSea.io Marketplace
Doodle #2498	10/19/2021	$3,816.12	OpenSea.io Marketplace
Doodle #8492	10/19/2021	$3,802.47	OpenSea.io Marketplace
Doodle #7482	10/20/2021	$5,408.35	OpenSea.io Marketplace
Doodle #3805	10/20/2021	$5,192.04	OpenSea.io Marketplace
Doodle #7205	10/20/2021	$4,660.00	OpenSea.io Marketplace
Doodle #2635	10/20/2021	$4,629.73	OpenSea.io Marketplace
Doodle #7891	10/20/2021	$4,400.39	OpenSea.io Marketplace
Doodle #6154	10/22/2021	$5,839.61	OpenSea.io Marketplace

Doodle #8596	10/22/2021	$5,276.27	OpenSea.io Marketplace
Doodle #3805	10/23/2021	$11,036.15	OpenSea.io Marketplace
Doodle #8792	10/23/2021	$9,092.08	OpenSea.io Marketplace
Doodle #9951	10/23/2021	$8,181.78	OpenSea.io Marketplace
Doodle #4502	10/23/2021	$8,167.42	OpenSea.io Marketplace
Doodle #9439	10/23/2021	$8,097.82	OpenSea.io Marketplace
Doodle #1770	10/23/2021	$7,426.28	OpenSea.io Marketplace
Doodle #8596	10/23/2021	$6,969.60	OpenSea.io Marketplace
Doodle #6154	10/24/2021	$11,070.58	OpenSea.io Marketplace
Doodle #1373	10/24/2021	$10,292.45	OpenSea.io Marketplace
Doodle #1770	10/26/2021	$8,460.95	OpenSea.io Marketplace
Doodle #2635	10/27/2021	$14,458.86	OpenSea.io Marketplace
Doodle #5034	10/30/2021	$7,723.29	OpenSea.io Marketplace
Doodle #7905	11/2/2021	$5,870.22	OpenSea.io Marketplace
Doodle #3205	11/3/2021	$3,740.61	OpenSea.io Marketplace
Doodle #1770	11/4/2021	$8,708.55	OpenSea.io Marketplace
Doodle #6339	11/4/2021	$7,092.96	OpenSea.io Marketplace
Doodle #2809	11/10/2021	$9,816.11	OpenSea.io Marketplace
Doodle #4231	11/12/2021	$6,787.01	OpenSea.io Marketplace
Doodle #3279	11/12/2021	$6,152.80	OpenSea.io Marketplace
Doodle #3279	11/13/2021	$8,667.45	OpenSea.io Marketplace
Doodle #4231	11/14/2021	$10,032.97	OpenSea.io Marketplace
Doodle #8492	11/14/2021	$9,799.65	OpenSea.io Marketplace
Doodle #3944	11/15/2021	$13,726.19	OpenSea.io Marketplace
Doodle #2809	11/16/2021	$22,916.06	OpenSea.io Marketplace
Doodle #7177	11/17/2021	$25,460.12	OpenSea.io Marketplace
Doodle #7482	11/17/2021	$15,657.97	OpenSea.io Marketplace
Doodle #8384	11/17/2021	$15,063.90	OpenSea.io Marketplace
Doodle #5325	11/17/2021	$14,427.40	OpenSea.io Marketplace
Doodle #699	11/19/2021	$21,966.16	OpenSea.io Marketplace
Doodle #7905	11/19/2021	$15,975.39	OpenSea.io Marketplace
Doodle #2092	11/22/2021	$38,874.25	OpenSea.io Marketplace
Doodle #1997	11/24/2021	$21,341.56	OpenSea.io Marketplace
Doodle #5034	11/29/2021	$26,169.56	OpenSea.io Marketplace
Doodle #3805	12/10/2021	$17,028.67	OpenSea.io Marketplace
Doodle #4688	12/13/2021	$19,810.68	OpenSea.io Marketplace
Doodle #9719	12/15/2021	$22,686.01	OpenSea.io Marketplace
Doodle #7177	12/16/2021	$27,708.49	OpenSea.io Marketplace
Doodle #4350	12/17/2021	$27,403.76	OpenSea.io Marketplace

Doodle #6778	12/17/2021	$18,654.02	OpenSea.io Marketplace
Doodle #7981	12/17/2021	$16,680.55	OpenSea.io Marketplace
Doodle #3385	12/18/2021	$25,263.86	OpenSea.io Marketplace
Doodle #2776	12/19/2021	$15,424.63	OpenSea.io Marketplace
Doodle #5346	12/22/2021	$16,146.20	OpenSea.io Marketplace
Doodle #7891	12/26/2021	$22,567.04	OpenSea.io Marketplace
Doodle #6376	12/30/2021	$22,413.09	OpenSea.io Marketplace
Doodle #5939	12/31/2021	$33,434.51	OpenSea.io Marketplace
Doodle #2681	12/31/2021	$27,862.09	OpenSea.io Marketplace
Doodle #1614	1/1/2022	$39,407.64	OpenSea.io Marketplace
Doodle #9719	1/4/2022	$82,926.91	OpenSea.io Marketplace
Doodle #3205	1/4/2022	$41,463.45	OpenSea.io Marketplace
Doodle #7817	1/4/2022	$37,694.05	OpenSea.io Marketplace
Doodle #3	1/5/2022	$71,647.87	OpenSea.io Marketplace
Doodle #1614	1/5/2022	$58,821.08	OpenSea.io Marketplace
Doodle #6069	1/6/2022	$52,250.95	OpenSea.io Marketplace
Doodle #8792	1/7/2022	$61,502.87	OpenSea.io Marketplace
Doodle #5325	1/8/2022	$57,632.30	OpenSea.io Marketplace
Doodle #1992	1/8/2022	$52,829.61	OpenSea.io Marketplace
Doodle #5939	1/13/2022	$63,338.17	OpenSea.io Marketplace
Doodle #4688	1/19/2022	$37,997.45	OpenSea.io Marketplace
Doodle #4688	1/21/2022	$46,741.63	OpenSea.io Marketplace
Doodle #1992	1/23/2022	$44,536.49	OpenSea.io Marketplace
Doodle #1944	1/30/2022	$53,868.56	OpenSea.io Marketplace
Doodle #9951	2/4/2022	$37,341.59	OpenSea.io Marketplace
Doodle #6909	2/5/2022	$52,379.24	OpenSea.io Marketplace
Doodle #6778	2/5/2022	$35,917.19	OpenSea.io Marketplace
Doodle #1944	2/9/2022	$75,058.51	OpenSea.io Marketplace
Doodle #5034	2/15/2022	$61,648.56	OpenSea.io Marketplace
Doodle #7222	2/27/2022	$38,994.75	OpenSea.io Marketplace
Doodle #3473	3/1/2022	$49,628.01	OpenSea.io Marketplace
Doodle #4350	3/4/2022	$40,964.93	OpenSea.io Marketplace
Doodle #7981	3/4/2022	$34,042.88	OpenSea.io Marketplace
Doodle #8788	3/7/2022	$30,060.73	OpenSea.io Marketplace

"In just a few short months, Doodles has transformed into one of the most influential and beloved NFT projects in existence."

NFT NOW

February 2022

JOIN THE CONVERSATION ›

#DOOD6778

HOLOGRAPHIC MOHAWK DOODLE #6778 (NFT)

When Doodles were launched with mint price of 0.123 ETH, many scoffed at the relatively high price. Within a few months, many of these critics were silenced as they watched the project climb in the OpenSea NFT rankings, where it has consistently sat amongst the top 15 collections. Soon celebrity NFT influencers like Steve Aioki and Gary Vee joined the ranks of Doodle owners, helping further establish the project's legitimacy. #DOOD6778 is Doodle #6778. Its rarest trait — Holographic Mohawk Hair — is found in just 0.85% out of the 10,000 Doodles.

BROWSE ALL DETAILS ›

#DOOD6778 | *Visuals*

In March 2022, Shopify acquired a Doodle and shared the NFT on Twitter, updating their profile picture and tagging the Doodles Twitter account.

LAUNCH GALLERY ›

^

#DOOD6778 | *Timeline*

Feb. 2018	Dapper Labs, the company behind NBA Top Shot and CryptoKitties NFTs, spins off from Axiom Zen. Employees Evan Keast and Jordan Castro go on to help found Doodles.
Mar. 2021	Doodles Creator Burnt Toast mints his first NFT, "A Matter of Time," alongside Alfie Bogush. The piece depicts an animated hourglass with a suntanning man sinking into a grave made of sand.
Oct. 2021	The Doodles mint is launched.
Oct. 2021	All 10,000 unique Doodles are minted. #DOOD6778 is minted. Shortly after minting, #DOOD6778 is sold for 1.5 ETH ($5,619.21).
Dec. 2021	#DOOD6778 is sold for 4.6969 ETH ($18,206.92).
Jan. 2022	Doodle cofounder Poopie announces Space Doodles.

DESCRIPTION OF SERIES DOODLE 6778 NFT

Investment Overview

•Upon completion of the Series #DOOD6778 Offering, Series #DOOD6778 will purchase a Number 6778 Doodle NFT with Holographic Mohawk for Series #DOOD6778 (The “Series Doodle 6778 NFT” or the “Underlying Asset” with respect to Series #DOOD6778, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•Doodles are “A community-driven collectibles project featuring art by Burnt Toast. Doodles come in a joyful range of colors, traits and sizes with a collection size of 10,000. Each Doodle allows its owner to vote for experiences and activations paid for by the Doodles Community Treasury. Burnt Toast is the working alias for Scott Martin, a Canadian–based illustrator, designer, animator and muralist.” Doodles feature “inclusive art: with their pastel color palette, Doodles playfully represent a diverse group, some with rainbow hair, others with notes on their face.”

•The Underlying Asset is a Number 6778 Doodle NFT with Holographic Mohawk.

Asset Description

Overview & Authentication

•Doodles were created by Burnt Toast, a pseudonym for Canadian artist, Scott Martin. Martin has worked as an illustrator, designer, animator, and muralist for companies such as Google, Dropbox, Redbull, Facebook, Ford Motor Company, Fast Company Magazine, Entertainment Weekly, JIM Mobile, NESCAFÉ, and Vossen Wheels.

•Doodles launched on October 17, 2021, with a public sale at a .123 ETH mint price.

•Along with Burnt Toast/Scott Martin, The Doodles project is led by “The Doodle Founders,” including Burnt Toast, Evan Keast AKA Tulip, a Canadian-based product marketer and NFT consultant from Kabam Games, Dapper Labs, & CryptoKitties, as well as Jordan Castro AKA Poopie, a blockchain builder who leads the CryptoKitties team at Dapper Labs.

•Dapper Labs, the company behind NBA Top Shot and CryptoKitties NFTs, spun off from Axiom Zen in February of 2018.  Notable investors in the company include Andreessen Horowitz, Union Square Ventures, Venrock, Alphabet’s GV (formerly known as Google Ventures), and the founders of Dreamworks, Reddit, Coinbase, Zynga, and AngelList, among others. They employed Evan Keast and Jordan Castro who would go on to help found Doodles.app.

•Doodle owners and fans have formed a community known as The Doodlebank.  The Doodlebank, “contains the roadmap as well as serving as a place for community members to propose things.”  As of October 2021 the DoodleBank had over 650 ETH which will be used to initiate Partnerships with retailers, studios, platforms and Ips.  It will also allow for the team to hire a larger team to build marketing activations, new media, and experiences.

•Burnt Toast minted his first NFT, “A Matter of Time,” alongside Alfie Bogush (Now working with Doodles) on March 26, 2021.  It is an animated hourglass with a suntanning man sinking into a grave made of sand.

•On January 8, 2022, Founder Poopie announced via his twitter that a non-dilutive form of new Doodle will be released known as Space Doodles.  Space Doodles will act as early examples of Wrapped NFT technology, created by CryptoKitty dev, Kabciane.  Wrapped NFTs can be wrapped and unwrapped by NFT owners, transforming an NFT into a new NFT, but also allowing that NFT to be re-wrapped back into its original form.  Space Doodles will place the character represented in the base Doodle into a space vehicle of some kind with its own unique NFT traits.

•Cameo CEO, Steven Galanis, purchased Doodle #8353.

•On February 28, 2022, Doodles released Space Doodles, an NFT collection meant to act as “personal spaceships” for Doodles.

•As of March 8, 2022, Doodles are ranked 11 in the all-time OpenSea Top NFTs rankings with over 87,000 ETH in transaction volume.

•As of March 8, 2022, Doodles have a total sales volume of over $300,000,000 according to CryptoSlam.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is a Number 6778 Doodle NFT with Holographic Mohawk.

•The Underlying Asset consists of the following attributes: Holographic Mohawk (Hair), Blue Backpack (Body), Bandana (Face), Blue (Background), and Pale (Head).

•The Underlying Asset was minted on October 18, 2021.

•The Underlying Asset was sold for 1.5 ETH ($5,619.21) on October 18, 2021.

•The Underlying Asset was sold for 4.6969 ETH ($18,206.92) on December 17, 2021.

•The Underlying Asset was sold for 12 ETH ($36,183.12) on February 5, 2022.

Notable Defects

•The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

Details

Series Doodle 6778 NFT
NFT	Doodles
Number	6778
Feature	Holographic Mohawk (Hair)
Feature Rarity	0.85% Have This Trait
Feature	Blue Backpack (Body)
Feature Rarity	3% Have This Trait
Feature	Bandana (Face)
Feature Rarity	4% Have This Trait
Feature	Blue (Background)
Feature Rarity	7% Have This Trait
Feature	Pale (Head)
Feature Rarity	9% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Doodle 6778 NFT going forward.